Exhibit 99.1

Dell Seeing Demand Stabilization, Expects Slight Sequential Revenue Growth with Modest Margin Pressure in Q2

  Company to Describe Strategic Priorities, Emphasize Enterprise Technology, at Analyst Meeting
  Targeting 5-7 Percent Sales Growth, 7-Plus Percent Operating Income Over Time, Based on Improving Global IT Spending

ROUND ROCK, Texas--(BUSINESS WIRE)--July 13, 2009--Dell said today year-over-year demand for its information-technology products appears to have stabilized, and that it expects to report a slight sequential revenue increase in its fiscal second-quarter 2010, which ends July 31. The company also anticipates a modest decline in Q2 gross margins, the result of higher component costs, a competitive pricing environment, and an unfavorable mix of product and business-segment demand.

Speaking in advance of a Tuesday meeting in Austin with securities and industry analysts, Brian Gladden, the company’s chief financial officer, said that while demand for Dell’s products and services seems to have stabilized, it varies significantly by customer segment and geography.

He added that Dell remains focused on optimizing liquidity, profitability and growth in the midst of a still-challenging operating environment, and is on course to reduce annual costs by more than $4 billion by the end of fiscal 2011. Reductions are coming from a combination of greater efficiencies in design and procurement, optimization of manufacturing and supply chain logistics, and ongoing reductions in operating expenses.

The company stated that, over a longer time horizon, it will be targeting 5 to 7 percent compounded annual sales growth, operating income at or above 7 percent of revenue, and cash flow from operations exceeding net income. However, such results are dependent on broad global economic improvement accompanied by higher worldwide IT spending, including a sustained double-digit growth rate in demand for computer systems.

“We continue to believe that customers are deferring IT purchases, and that we will see demand return to more typical levels at some point,” Mr. Gladden said. “In the meantime, we continue focusing our energy and resources on the operating initiatives that will improve the company, and position us for future success.

“One of our strengths is understanding customer needs and meeting them with great technology and services. To do that best we’re investing to expand on existing capabilities and extend into new areas, while smartly and efficiently managing our costs and assets.”

Tuesday’s meeting begins at 8 a.m. CDT and will be Webcast live and archived at www.Dell.com/investor.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 33 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

Special Note:

Statements in this press release that relate to future results and events (including statements about our future financial and operating performance, anticipated customer demand, future industry product shipments, anticipated product component costs, the global economic recovery and future cost reductions) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weakening global economic conditions and instability in financial markets; our ability to reestablish a cost advantage over our competitors; our ability to generate substantial non-U.S. net revenue; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures and breaches in data security; our ability to effectively manage periodic product transitions; disruptions in component or product availability; our reliance on vendors for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; risks relating to our internal controls; unfavorable results of legal proceedings; our acquisition of other companies; our ability to properly manage the distribution of our products and services; the success of our cost-cutting measures; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default risks; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting our business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission. We assume no obligation to update forward-looking statements.

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